EXHIBIT 23.4



The Board of Directors
Channel 32, Incorporated:



We consent to the use of our reports included herein and to the reference to our firm under the heading 'Experts' in the prospectus.



                                          KPMG PEAT MARWICK LLP



Los Angeles, California
November 13, 1997